Exhibit 10.2

EXECUTION COPY

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

between

CREE, INC.

and

COTCO HOLDINGS LIMITED

Dated as of March 11, 2007

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT, dated as of March 11, 2007, is entered into by and between COTCO HOLDINGS LIMITED, a Hong Kong company (“Seller”) and CREE, INC., a North Carolina corporation (“Buyer”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Share Purchase Agreement, dated as of March 11, 2007, by and between Seller and Buyer (the “Purchase Agreement”), Buyer has agreed to purchase 100% of the issued and outstanding shares of COTCO Luminant Device Ltd., a Hong Kong company, in exchange for a combination of cash and the issuance of shares of common stock, par value $0.00125 per share, of Buyer (the “Buyer Common Stock”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, the parties desire to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the Transfer of the Buyer Common Stock received by Seller pursuant to the Purchase Agreement and certain registration rights that may be available to Seller, each as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Additional Registrable Securities” means shares of Buyer Common Stock requested to be included on an Incidental Registration Statement by a Selling Shareholder pursuant to such Selling Shareholder’s contractual registration rights.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means (i) ownership of 35% or more of voting securities of such Person and of the single largest holding in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Shareholders’ and Registration Rights Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Anniversary Date” means the first anniversary of the Closing Date.

“Arbitration Rules” has the meaning set forth in Section 12.12(a).

“Automatic Shelf Registration Statement” means a registration statement filed by a Well-known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D of Form S-3.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the SEC is authorized or obligated by Law or executive order to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Common Stock” has the meaning set forth in the Preamble.

“Contingent Payment Shares” means the additional shares of Buyer Common Stock that may be issued by Buyer to Seller pursuant to Section 2.10 of the Purchase Agreement.

“Demand Notice” has the meaning set forth in Section 4.1(a).

“Demand Period” means the period (A) beginning (i) ninety (90) days prior to the Anniversary Date, with respect to all of the Vested Purchase Price Shares, (ii) ninety (90) days prior to the Second Anniversary Date, with respect to the Purchase Price Shares excluding the Vested Purchase Price Shares or (iii) the respective Issuance Date of such shares, with respect to all of the Contingent Payment Shares, and (B) ending, in each case, on the third anniversary of the Closing Date or such earlier date such shares cease to be Transfer Restricted Securities.

“Dispute” has the meaning set forth in Section 12.12(a).

“Effectiveness Period” has the meaning set forth in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

“Filing Deadline” means as soon as practicable, and in any event within sixty (60) days, after the date a Demand Notice is received by Buyer.

“ICC” has the meaning set forth in Section 12.12(a).

“Incidental Registration Statement” has the meaning set forth in Section 4.5.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

“Issuance Date” means (i) the Closing Date with respect to the Purchase Price Shares or (ii) each date the Contingent Payment Shares, if any, are issued to Seller pursuant to Section 2.10 of the Purchase Agreement.

“Liability” or “Liabilities” has the meaning set forth in Section 8.1.

“NASD” has the meaning set forth in Section 6.1(i).

“NASDAQ” means The Nasdaq Global Market.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a government entity, a trust or other entity or organization.

“Purchase Agreement” has the meaning set forth in the Preamble.

“Purchase Price Shares” means such shares of Buyer Common Stock issued to Seller pursuant to Section 2.3 of the Purchase Agreement.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, any issuer “free writing prospectus,” as such term is defined in SEC Rule 433 under the Securities Act, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

“Registrable Securities” has the meaning set forth in Section 4.1.

“Registration Statement” means any Shelf Registration Statement or Incidental Registration Statement filed by Buyer pursuant to the terms hereof.

“Sale Transaction” has the meaning set forth in Section 3.3.

“Second Anniversary Date” means the second anniversary of the Closing Date.

“Selling Shareholder” means any shareholder of Buyer (other than Seller) who, pursuant to contractual registration rights, requests to have his/her/its shares of Buyer Common Stock included on an Incidental Registration Statement.

“Shelf Registration Statement” means a “shelf” registration statement of Buyer, covering certain Transfer Restricted Securities then held by Seller, on Form S-3 (including an Automatic Shelf Registration Statement) or, if not then available to Buyer, on another appropriate form under SEC Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Laws” has the meaning set forth in Section 2.1.

“Seller” has the meaning set forth in the Preamble.

“Share Consideration” means the Purchase Price Shares and any Contingent Payment Shares.

“Special Counsel” has the meaning set forth in Section 7.2.

“Suspension Notice” has the meaning set forth in Section 4.4.

“Transfer” has the meaning set forth in Section 2.1.

“Transfer Restricted Securities” means the shares of Buyer Common Stock issuable pursuant to Article II of the Purchase Agreement, including the Purchase Price Shares and any Contingent Payment Shares, until, in the case of any such shares of Buyer Common Stock, the earliest of (i) the date on which such shares have been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to such shares, (ii) the date on which such shares are distributed in a manner set forth in SEC Rule 144 or SEC Rule 145, if applicable (or any similar provisions then in effect), or are saleable pursuant to SEC Rule 144(k) promulgated by the SEC pursuant to the Securities Act, unless the Seller is deemed an “affiliate” under the Exchange Act, or (iii) the date on which such shares cease to be outstanding.

“Vested Purchase Price Shares” has the meaning set forth in Section 3.3.

“Well-known Seasoned Issuer” has the meaning set forth in SEC Rule 405 under the Securities Act.

Section 1.2 Other Defined Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement being entered into simultaneously herewith.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof and as of each Issuance Date as follows:

Section 2.1 Investment Purpose. Seller represents and warrants that it (i) is an “accredited investor” as defined in Regulation D, which has been adopted by the SEC under the Securities Act, (ii) is acquiring the Share Consideration for its own account for investment and not with a view to, or for resale in connection with, any distribution of the Share Consideration within the meaning of the Securities Act and does not intend to sell, resell, transfer, assign, hypothecate, pledge, grant any participation in or otherwise dispose of all or any part of the Share Consideration being acquired or any interests therein (each, a “Transfer”), except in conformity with the Securities Act and other applicable federal and state securities laws (the “Securities Laws”); (iii) understands that it may be required to bear the economic risk of an investment in the Share Consideration beyond the time that Seller desires to liquidate such investment; (iv) is able to bear the economic risk of investment in the Share Consideration and has no need for liquidity with respect to the Share Consideration; (v) has received all information that it considers necessary or advisable to make a decision concerning an investment in the Share Consideration and has had adequate opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction and to obtain any additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided by Buyer; (vi) has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; (vii) acknowledges that Buyer is a reporting company under Section 12 of Exchange Act and that Seller has had an opportunity to review Buyer’s various filings previously made pursuant to the Exchange Act which are publicly available.

Section 2.2 Foreign Investment. As a non-”United States person” (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Seller represents that it has satisfied or prior to the issuance of any Share Consideration will satisfy itself as to the full observance of the laws of its jurisdiction in connection with its acquisition of the Share Consideration or entry into the Purchase Agreement or this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Share Consideration, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or Transfer of the Share Consideration. Seller’s purchase of and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Seller’s jurisdiction. Neither Seller, nor any of its Affiliates, employees, agents, stockholders or partners has either, directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Share Consideration.

Section 2.3 Restricted Securities. The Share Consideration, when issued, will not have been, and will not be, registered under the Securities Act, and will have been issued pursuant to a specific exemption from the registration provisions of the Securities Act and other applicable Securities Laws which may depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein. Seller understands that, in such instance, the Share Consideration constitutes “restricted securities” under the Securities Laws and that, pursuant to these laws, unless the North Carolina Permit as contemplated by Section 5.3(a) of the Purchase Agreement is obtained, Seller must hold the Share Consideration indefinitely unless it is registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Specifically, Seller is familiar with SEC Rules 144 and 145 and understands, and agrees to comply with, the resale limitations imposed thereby, by the legends described in Section 3.2 below and by the Securities Laws generally or cause any other person who has an interest in such Share Consideration to so comply. Seller further acknowledges that if an exemption from registration or qualification is available, whether pursuant to SEC Rules 144 and 145 or otherwise, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Share Consideration, and on requirements relating to Buyer which are outside of Seller’s control.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1 Restrictions Generally; Securities Act.

(a) Seller agrees that it will not, directly or indirectly, Transfer any Share Consideration in violation of this Agreement. Any attempt by Seller to Transfer any Share Consideration in violation of this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records. Seller agrees and consents to the entry of stop transfer orders against the Transfer of any Share Consideration in violation of this Agreement.

(b) Seller agrees that, in addition to the other requirements relating to Transfers set forth in this Agreement, it will not Transfer any Share Consideration except pursuant to the North Carolina Permit as contemplated by Section 5.3(a) of the Purchase Agreement or, in the event that Buyer and Seller do not receive the North Carolina Permit, an effective registration statement under the Securities Act, or, unless waived by Buyer, upon receipt by Buyer of an opinion of counsel to Seller in form and substance reasonably satisfactory to Buyer or a no-action letter from the SEC addressed to Buyer, to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act, whether pursuant to SEC Rules 144 and 145 or otherwise.

Section 3.2 Legends.

(a) Each certificate representing the Share Consideration shall be endorsed with the following legend and such other legends as may be required by the Purchase Agreement, the other Ancillary Agreements and other applicable Securities Laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 11, 2007, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE OFFERED, EXCHANGED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES MAY BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF APPLICABLE, SUCH OTHER SECURITIES LAWS AND FOLLOWING RECEIPT BY THE ISSUER OF A LEGAL OPINION OR NO-ACTION LETTER IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER IS PERMITTED.”

(b) The foregoing legends will be removed from any certificate issued at any time in exchange or substitution for any certificate bearing such legends at the request of Seller or another holder thereof only upon satisfaction of Buyer that such legends are no longer required or appropriate, including, in the case of the Securities Laws legend, receipt by Buyer of an opinion of counsel, in form and substance satisfactory to Buyer, or a no-action letter from the SEC addressed to Buyer, to the effect that registration under the Securities Act is unnecessary in respect of such proposed transfer, in reliance upon SEC Rule 144 or 145 or such other available exemption under the Securities Act, and that such legend is not required by law to appear on such certificate.

Section 3.3 Additional Transfer Restrictions. Seller agrees that, in addition to the restrictions that may be imposed by applicable Securities Laws, Seller may not Transfer all or any portion of the Purchase Price Shares issued by Buyer until the Anniversary Date. Thereafter, subject to the restrictions that may be imposed by applicable Securities Laws, Seller may Transfer up to 50% of the Purchase Price Shares (the “Vested Purchase Price Shares”). Immediately following the Second Anniversary Date, subject to the restrictions that may be imposed by applicable Securities Laws, Seller may Transfer all of the Purchase Price Shares. Notwithstanding the foregoing, in the event Buyer consummates a Sale Transaction, (i) Seller shall have the right, but not the obligation, to Transfer all of the Purchase Price Shares in connection with, in accordance with the terms of, and for the same per share consideration as provided to shareholders of Buyer generally by, such Sale Transaction and (ii) upon consummation of any Sale Transaction, the Transfer restrictions imposed by this Section 3.3 shall not apply to any of the Purchase Price Shares or any securities received by Seller in connection with the Sale Transaction, as the case may be. For purposes of this Section 3.3 “Sale Transaction” shall mean a sale of the Buyer (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions pursuant to which a person acquires (i) securities representing at least a majority of the voting power of the Buyer Common Stock, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into Common Stock, or (ii) all or substantially all of Buyer’s assets on a consolidated basis.

ARTICLE IV

SHELF REGISTRATION

Section 4.1 Filing of Shelf Registration Statement(s) Upon Demand by Seller. Upon written request by Seller at any time during the applicable Demand Period (a “Demand Notice”), Buyer agrees to file or cause to be filed with the SEC by the applicable Filing Deadline up to three (3) Shelf Registration Statements providing for the sale by Seller of such number of Transfer Restricted Securities then held by Seller that are no longer subject to the restrictions on Transfer set forth in Section 3.3 hereof (the “Registrable Securities”) as identified in the Demand Notice. In the event Buyer and Seller receive the North Carolina Permit as contemplated by Section 5.3(a) of the Purchase Agreement, Buyer shall have no obligation to file any registration statement with respect to the Share Consideration, whether pursuant to this Agreement or otherwise.

Section 4.2 Effectiveness. With respect to each Shelf Registration Statement filed pursuant to Section 4.1 above, Buyer shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep the Shelf Registration Statement continuously effective under the Securities Act for a period of up to one hundred twenty (120) days or such shorter period ending when either (1) all Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth in the Shelf Registration Statement or (2) all such Registrable Securities cease to be Transfer Restricted Securities (the “Effectiveness Period”). Buyer shall use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement to the extent necessary to ensure that it is available for sales of Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement.

Section 4.3 Automatic Shelf Registration Statement. In lieu of filing any Shelf Registration Statement pursuant to Section 4.1 above, Buyer may, in its sole discretion, file or cause to be filed an Automatic Shelf Registration Statement with the SEC (or otherwise designate an existing Automatic Shelf Registration Statement previously filed with the SEC) covering the applicable Registrable Securities on or prior to the applicable Filing Deadline. Any reference to Shelf Registration Statement in this Agreement shall be deemed to refer to an Automatic Shelf Registration Statement filed pursuant to this Section 4.3.

Section 4.4 Suspension. Notwithstanding Section 4.1 above, Buyer shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness a Shelf Registration Statement following notice to Seller from Buyer (a “Suspension Notice”) of the existence of any state of facts or the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of Buyer’s outside counsel requires additional disclosure of material, non-public information by Buyer in the Shelf Registration Statement as to which Buyer believes it has a bona fide business purpose for preserving confidentiality or which renders Buyer unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (i) the Shelf Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Prospectus issued under the Shelf Registration Statement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary to in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon receipt of a Suspension Notice from Buyer, Seller will forthwith discontinue disposition of all Registrable Securities pursuant to any Shelf Registration Statement until receipt from Buyer of copies of Prospectus supplements or amendments prepared by or on behalf of Buyer, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by Buyer, Seller will deliver to Buyer all copies in their possession of the Prospectus covering such shares current at the time of receipt of any Suspension Notice. The period during which Buyer has agreed to keep the Shelf Registration Statement effective shall be extended by the length of time during which any Suspension Notice shall be in effect. In addition, Buyer shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 4.1 above during the period that is sixty (60) days before Buyer’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Buyer-initiated registration, provided, that Buyer is actively employing all commercially reasonable efforts to cause such Buyer-initiated registration statement to become effective or during the Effectiveness Period of a Shelf Registration Statement previously filed by Buyer pursuant to Section 4.1.

Section 4.5 Incidental Registration. If, prior to the Second Anniversary Date, Buyer proposes to register any shares of Buyer Common Stock under the Securities Act in connection with a firm commitment underwritten public offering of such shares for cash (an “Incidental Registration Statement”), it will, at such time, give written notice to Seller of its intention to file such Incidental Registration Statement and, upon the written request of Seller given within 5 days after Buyer provides such notice, Buyer shall, subject to the provisions of Section 10.2 below, use all commercially reasonable efforts to cause to be registered on such Incidental Registration Statement the Registrable Securities Seller has requested to be included in such Incidental Registration Statement. Notwithstanding anything to the contrary contained herein, Buyer shall have the right to terminate, withdraw or postpone any registration initiated by it under this Section 4.5 before the effective date of such registration, whether or not Seller has elected to include Registrable Securities in such registration.

ARTICLE V

INFORMATION BY HOLDERS

Seller shall furnish to Buyer such information regarding Seller, the applicable Registrable Securities and the distribution proposed by Seller as Buyer may reasonably request and as shall be required in connection with any registration referred to in this Agreement. Seller shall (a) notify Buyer as promptly as practicable of the existence of any state of facts or the happening of any event as a result of which any Prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding Seller or Seller’s intended method of distribution of the Registrable Securities or omits to state any material fact regarding Seller or of Seller’s intended method of distribution of Registrable Securities necessary to make the statement therein, in light of the circumstances then existing, not misleading, and (b) promptly furnish to Buyer any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to Seller or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

ARTICLE VI

REGISTRATION PROCEDURES

Section 6.1 Registration Procedures. In connection with Buyer’s registration obligations pursuant to Article IV above and the sale of the Registrable Securities, if any, Buyer shall undertake the following actions as expeditiously as possible:

(a) Advise in writing the underwriter(s), if any, and Seller promptly (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the happening of any event that requires Buyer to file a post-effective amendment to the Registration Statement or a supplement to the Prospectus in order that the Registration Statement or the Prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and (v) of the existence of any state of facts or the happening of any event that might reasonably be the subject of a Suspension Notice. Buyer shall use all commercially reasonable efforts to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale.

(b) Furnish to Seller and each of the underwriter(s) in connection with such sale, if any, without charge, prior to the filing thereof with the SEC, (i) at least one copy of the Registration Statement, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference), and (ii) as many copies of the Prospectus and any amendment or supplement thereto as such Persons reasonably may request. Buyer shall use its commercially reasonable to reflect in the Registration Statement, when so filed with the Commission, such comments as Seller may propose that are acceptable to Buyer in its reasonable discretion. Buyer hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by Seller and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

(c) Promptly furnish to each of Seller and underwriter(s), free of charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, if applicable, and, if Seller so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(d) Buyer shall, during the effectiveness period of any Registration Statement, deliver to Seller, without charge, as many copies of the Prospectus (including each preliminary prospectus, if any) included in the Registration Statement and any amendment or supplement thereto as Buyer may reasonably request.

(e) If requested by any underwriter(s) in connection with an underwritten offering, if any, (i) promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such customary information as such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Buyer is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that Buyer shall not be required to take any action pursuant to this Section 6.1(e) that would in the opinion of counsel for Buyer violate applicable law.

(f) Prior to any public offering of Registrable Securities, reasonably cooperate with Seller, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as Seller or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that Buyer shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject.

(g) In connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with Seller and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to cooperate with Seller and underwriters, if any, to facilitate the Transfer of the Registrable Securities which have been sold on the books of Buyer.

(h) Use all commercially reasonable efforts to cause the disposition of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Seller or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (e) above, except where such registration or approval is necessitated solely by virtue of the identity of Seller or the underwriter(s).

(i) Subject to Section 4.4, if any fact or event contemplated by Section 6.1(a)(iv) or (v) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”) and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD.

(k) Concurrently with the effectiveness of each Registration Statement, use all commercially reasonable efforts to authorize the Common Stock for quotation on NASDAQ.

ARTICLE VII

REGISTRATION EXPENSES

Section 7.1 Payment by Buyer. Except as set forth below, Buyer shall pay all fees and expenses in connection with any Registration Statement filed pursuant to Section 4.1 or Section 4.5 hereof. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASD, (B) in complying with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or for Seller in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Seller may designate) and (C) the fees payable in connection with the listing of Buyer Common Stock covered by the Registration Statement in accordance with Section 6.1(k) hereof), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the managing underwriters, if any), (iii) fees and disbursements of counsel for Buyer and Special Counsel for Seller (plus any local counsel, in accordance with, and subject to the limitations of, the provisions of Section 7.2 below), (iv) fees and disbursements of all independent certified special audit and “cold comfort” letters required by or incident to such performance, (v) Securities Act liability insurance, if Buyer so desires such insurance, and (vi) fees and expenses of all other Persons retained by Buyer. In addition, Buyer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Buyer Common Stock to be registered on any securities exchange. Notwithstanding the foregoing, Buyer shall not be liable for any underwriting fees or commissions, brokerage fees, selling fees or discounts related to any sale of Registrable Securities or stock transfer taxes applicable to the shares covered by the Registration Statement.

Section 7.2 Reimbursements. In connection with any registration hereunder, Buyer shall reimburse Seller for the reasonable fees and disbursements of not more than one firm of attorneys representing Seller (“Special Counsel”) (in addition to any local counsel), which firm, if any, shall be chosen by Seller; provided, however, the aggregate amount of reimbursement for Special Counsel (and local counsel if any) shall be limited to $40,000.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by Buyer. To the extent permitted by law, Buyer agrees to indemnify and hold harmless Seller, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees and each Person who controls Seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof, and including, but not limited to, any claims, losses, damages, liabilities or actions relating to purchases and sales of the Registrable Securities), or any action or proceeding in respect thereof (including reasonable costs of investigation, reasonable internal costs and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”) arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Registration Statement or Prospectus (or any amendment or supplement thereto); (b) the omission, or alleged omission, to state in the Registration Statement or Prospectus (or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made; and (c) any violation by Buyer of any applicable Securities Laws or any rule or regulation promulgated under any Securities Laws applicable to Buyer in connection with the Registration Statement; provided, however, that Buyer shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement or Prospectus (or any amendment or supplement thereto) that was made in reliance upon and in conformity with information with respect to Seller furnished in writing to Buyer by or on behalf of Seller expressly for use therein, including, without limitation, the information furnished to Buyer pursuant to Article V. Buyer also shall provide customary indemnities to any underwriters, if any, of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of Seller.

Section 8.2 Indemnification by Seller. To the extent permitted by law, Seller agrees to indemnify and hold harmless Buyer and each Person who controls Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from Buyer to Seller and Seller’s partners, directors, officers, Affiliates, stockholders, members, employees and trustees, but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to Seller furnished in writing to Buyer by or on behalf of Seller expressly for use in such Registration Statement or Prospectus (or any amendment or supplement thereto), including, without limitation, the information furnished to Buyer pursuant to Article V; provided, however, that the total amount to be indemnified by Seller pursuant to this Section 8.2 shall be limited to the net proceeds received by Seller in the offering to which such Registration Statement or Prospectus (or any amendment or supplement thereto) relates.

Section 8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent (which consent shall not be unreasonably withheld or delayed). No Indemnifying Party shall, without the consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 8.3, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty (30) Business Days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

Section 8.4 Contribution. If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1, 8.2 and 8.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, however, that the total amount to be contributed by Seller shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by Seller in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IX

SEC RULE 144

With a view to making available to Seller the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Seller to sell the Share Consideration to the public without registration or pursuant to a registration on Form S-3, Buyer shall use all commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of Seller, make available other information as required by, and so long as necessary to permit sales of the Transfer Restricted Securities pursuant to SEC Rule 144. So long Seller owns any Registrable Securities, upon the request of Seller, Buyer shall deliver to Seller a written statement as to whether it has complied with such filing requirements.

ARTICLE X

UNDERWRITTEN REGISTRATIONS

Section 10.1 Selection for Shelf Registration Statement. If Seller intends to distribute any Registrable Securities pursuant to a Shelf Registration Statement by means of an underwriting, Seller shall so advise Buyer as a part of its Demand Notice. The investment banker or investment bankers and manager or managers that will administer the offering will be selected by Seller, subject to the consent of Buyer (which will not be unreasonably withheld or delayed).

Section 10.2 Incidental Registration Statement. In connection with an Incidental Registration Statement, Buyer in its sole discretion will select an investment banker or investment bankers and manager or managers that will administer the offering covered by the Incidental Registration Statement. Buyer shall not be required to include any of Seller’s Registrable Securities in such underwriting unless Seller accepts the terms of the underwriting as agreed upon between Buyer and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Buyer. In all circumstances Buyer shall have priority over Seller and any other Selling Shareholder with respect to the number of shares of Buyer Common Stock it may include in the offering and register on the Incidental Registration Statement. If the total number of shares to be included in such offering, including Registrable Securities requested to be included by Seller and any Additional Registrable Securities requested to be included by any Selling Shareholder(s), exceeds the number of shares (including shares being offered by Buyer) that the underwriters in their discretion determine is compatible with the success of the offering, then Buyer shall be required to include in the Incidental Registration Statement (and the offering covered thereby) only that number of Registrable Securities and Additional Registrable Securities which the underwriters and Buyer in their sole discretion determine will not jeopardize the success of the offering. If the underwriters and Buyer determine that less than all of the Registrable Securities and of the Additional Registrable Securities requested to be registered on such Incidental Registration Statement can be included in such offering, then the amount of shares (other than those offered by the Buyer) that will be included in such Incidental Registration Statement shall be apportioned pro rata among the Seller and the Selling Shareholders based on the number of Registrable Securities and Additional Registrable Securities requested to be included in such Incidental Registration Statement or in such other proportions as shall mutually be agreed to by the Seller and such Selling Shareholders.

Section 10.3 Participation in Underwritten Offering. Seller may not participate in any underwritten registration hereunder unless Seller (i) agrees to sell such its Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

ARTICLE XI

MARKET STAND-OFF PERIOD

In the event that Buyer files a registration statement for the underwritten sale of Buyer Common Stock, Seller hereby agrees, if so requested by the managing underwriter, that during the one hundred eighty (180) day period (or such lesser period as may be requested by the managing underwriter) following the effective date of such registration statement, Seller will not make any Transfers of any Share Consideration without the prior written consent of Buyer; provided, however, that all officers and directors of Seller are bound by and have entered into similar agreements.

ARTICLE XII

MISCELLANEOUS

Section 12.1 No Agency. This Agreement does not construe either party the agent or legal representative of the other party.

Section 12.2 Notices. All notices and communications required or permitted to be given hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email; provided, however, that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth in the Purchase Agreement.

Section 12.3 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 12.4 No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Neither party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto, except as provided in Section 12.6. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, the Indemnified

Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 12.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 12.6 Fulfillment of Obligations. Any obligation of either party to the other party under this Agreement which obligation is performed, satisfied or fulfilled completely by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

Section 12.7 Public Disclosure. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in advance by both parties hereto.

Section 12.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 12.9 Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 12.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 12.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

Section 12.12 Dispute Resolution. (a) Any dispute, controversy or claim arising out of or in connection with this Agreement (“Dispute”) shall be submitted to the International Chamber of Commerce (the “ICC”) for settlement by arbitration with three arbitrators under the Rules of Arbitration of the ICC in effect as of the date of this Agreement (the “Arbitration Rules”), as modified by this Agreement. Each of Buyer and Seller shall be entitled to designate one arbitrator. The two arbitrators shall consult with each other to agree upon the selection of a third arbitrator; provided, however, that, if either Buyer or Seller fails to appoint an arbitrator within 20 Business Days after receipt by the other party of a written notice requesting arbitration, or if the two arbitrators cannot reach an agreement with respect to the third arbitrator on or prior to 5:00 P.M. (Hong Kong time) on the twentieth Business Day following the date of the appointment of the second arbitrator, the appointment shall be made by the ICC pursuant to the Arbitration Rules. Any arbitration pursuant to this Section 12.12 shall be administered by the ICC in accordance with its arbitration procedures in effect as of the date of this Agreement.

(b) The arbitration proceedings shall be conducted in English. The seat of the arbitration shall be in Hong Kong. Any award of the arbitral tribunal must be in writing and state the grounds upon which it is based.

(c) The decision of the arbitral tribunal shall be final and binding on the parties and the parties hereby waive irrevocably any rights to any form of appeal, review or recourse to any state or other judicial authority, in so far as such waiver may validly be made.

(d) The parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction, both before and after the arbitral tribunal has been appointed, at any time up until the arbitral tribunal has made its final award. Judgment upon any arbitral award may be entered by any court of competent jurisdiction and any party may apply to such court for the recognition and enforcement of such award as the Law of such jurisdiction may allow. Each party agrees that any judgment upon an arbitral award rendered against it under this Agreement may be executed against its assets in any jurisdiction.

(e) Any arbitral award hereunder may be enforced in any proper court of competent jurisdiction. Each party agrees that service of process upon such party at the address so provided in the Purchase Agreement shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding.

(f) Each party hereby agrees to submit any dispute, controversy or claim with respect to the enforceability of the arbitration provisions of this Agreement to the ICC for settlement by arbitration under the Arbitration Rules in accordance with the ICC’s arbitration procedures and the terms of this Agreement. If the arbitration provisions of this Agreement are held unenforceable by the ICC, the parties shall be entitled to submit any Dispute to any proper court of competent jurisdiction for legal suits, actions or proceedings.

Section 12.13 Force Majeure. No party shall be liable to the other party for any failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to, acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, or transport delays. Each party shall use all commercially reasonable efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

Section 12.14 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

Section 12.15 No Inconsistent Agreements. Buyer shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement to Seller or otherwise conflicts with the provisions hereof. Buyer represents and warrants that the rights granted to Seller hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of securities of Buyer under any agreement in effect on the date hereof.

Section 12.16 Recapitalization. In the event that any capital stock or other securities are issued as a dividend or distribution on, in respect of, in exchange for, or in substitution of, any Share Consideration, such securities shall be deemed to be Share Consideration for all purposes under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

COTCO HOLDINGS LIMITED

By:	/s/ Lo Chung Wai, Paul
Lo Chung Wai, Paul
Chairman

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, President and Chief Executive Officer